UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 25, 2012

Date of Report (Date of earliest event reported)

PENNS WOODS BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-17077	23-2226454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

300 Market Street, P.O. Box 967, Williamsport, Pennsylvania	17703-0967
(Address of principal executive offices)	(Zip Code)

(570) 322-1111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.                                        Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On April 25, 2012, Robert J. Glunk, age 47, was appointed Senior Vice President and Chief Operating Officer of Jersey Shore State Bank (the “Bank”), the Corporation’s wholly owned banking subsidiary.  Mr. Glunk had previously served as Vice President — Branch Administration of the Bank from 2000. He has been employed by the Bank since 1985.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On April 25, 2012, the Corporation held its 2012 Annual Meeting of Shareholders.  The items listed below were submitted to a vote of the shareholders at the Annual Meeting and the voting results were as follows:

Item 1 — Election of Class 2 Directors.

The following individuals were elected as Class 2 directors to serve until the 2015 Annual Meeting of Shareholders and until his successor is duly elected and qualified.  The voting results were as follows:

Nominees	For	Withheld	Broker Non-Votes
Leroy H. Keiler, III	1,928,546	89,874	931,796
Hubert A. Valencik	1,792,667	225,753	931,796
Ronald A. Walko	1,757,910	260,510	931,796

Item 2 — Amendment to Corporation’s Articles of Incorporation to Increase the Authorized Number of Shares of Common Stock from 10,000,000 to 15,000,000.

The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
1,766,836	170,526	81,058	—

Item 3 — Amendment to Corporation’s Articles of Incorporation to Authorize 3,000,000 Shares of Preferred Stock.

The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
1,309,054	649,265	60,101	—

Item 4 — Ratification of the appointment of S.R. Snodgrass, A.C. as the Corporation’s independent registered public accounting firm for the year ending December 31, 2012.

The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
2,908,737	16,173	25,306	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNS WOODS BANCORP, INC.

Dated: May 1, 2012

	By:	/s/ Brian L. Knepp
Brian L. Knepp
Chief Financial Officer